                                                                   EXHIBIT 10.25



                          AGREEMENT AND PLAN OF MERGER

                                  Dated as of

                               December 31, 1997

                                  By and among

                               MJD VENTURES, INC.

                          ELLENSBURG ACQUISITION CORP.

                                      AND

                          ELLENSBURG TELEPHONE COMPANY

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT made as of this 31st day of December, 1997 by and among ELLENSBURG TELEPHONE COMPANY, a Washington corporation (the "COMPANY"), MJD VENTURES, INC., a Delaware corporation ("PARENT") and ELLENSBURG ACQUISITION CORP., a Washington corporation ("ACQUISITION SUB").


                                  WITNESSETH

          WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have approved the merger of Acquisition Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein and in the articles of merger annexed as EXHIBIT A (the "ARTICLES OF MERGER"), as a result of which Acquisition Sub will be merged into the Company and the shareholders of the Company (other than shareholders who perfect appraisal rights) will be entitled to receive the consideration provided in this Agreement.

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, Parent, Acquisition Sub and the Company agree as follows:


SECTION 1.      THE MERGER
                ----------

          1.1   Surviving Corporation.  In accordance with the provisions of
                ---------------------
this Agreement, the Articles of Merger, and the Washington business corporation act ("WBCA"), at the Effective Date (as defined in Section 1.6), Acquisition Sub shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "SURVIVING CORPORATION"). At the Effective Date, the separate existence of Acquisition Sub shall cease.

          1.2   Articles of Incorporation.  As of the Effective Date, the
                -------------------------
Articles of Incorporation of the Company immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as otherwise provided by law or in such Articles of Incorporation.

          1.3    Bylaws.  The Bylaws of the Company as in effect at the
                 ------
Effective Date shall be the Bylaws of the Surviving Corporation, until thereafter amended or repealed as provided by law.

          1.4    Directors.  The directors of Acquisition Sub at the Effective
                 ---------
Date (whose names are set forth on SCHEDULE 1.4) shall, from and after the Effective Date, be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

          1.5    Officers.  The officers of Acquisition Sub at the Effective
                 --------
Date (whose names are set forth on SCHEDULE 1.4) shall, from and after the Effective Date, be the officers of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

          1.6    Effective Date.  The Merger shall become effective at the time
                 --------------
of filing of the Articles of Merger with the Secretary of State of the State of Washington in accordance with Section 23B.11.050 of the WBCA. The Articles of Merger shall be filed with the Secretary of State of the State of Washington on the Closing Date (as defined in Section 8.1 hereof). The date when the Merger becomes effective is herein referred to as the "EFFECTIVE DATE".

          1.7    Additional Actions.  If, at any time after the Effective Date,
                 ------------------
the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Company or its Subsidiaries acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Company and its Subsidiaries, all such deeds, bills of sale, assignments and assurances and to do, in the name

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and on behalf of the Company and its Subsidiaries, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

          1.8    Conversion of Company Common Stock.
                 ----------------------------------

                 (a) Each share of the Company's common stock, par value $10.00 per share (the "COMPANY COMMON STOCK"), actually issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from the Parent consideration, payable (subject to Section 1.12) as set forth on SCHEDULE 1.8 hereto (the "MERGER CONSIDERATION"). The Merger Consideration consists of $86,250,000 in cash, subject to pre-closing adjustment as provided in Section 1.13(a) and to post-closing adjustment as provided in Section 1.13(b).

                 (b) Any share of Company Common Stock held by Parent or in the Company's treasury at the Effective Date shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

          1.9    Conversion of Acquisition Sub Common Stock. Each share of
                 ------------------------------------------
common stock, par value $10.00 per share, of Acquisition Sub (the "ACQUISITION SUB COMMON STOCK") issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of common stock, par value $10.00 per share, of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"). From and after the Effective Date, each outstanding certificate theretofore representing shares of Acquisition Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such shares of Acquisition Sub Common Stock shall have been converted.

          1.10   [Intentionally Omitted].
                  ---------------------

          1.11   Surrender of Shares.
                 -------------------

                 (a) Subject to Sections 1.11(b) and 1.12, at the Closing, Parent shall deliver the Merger Consideration to the Shareholder Representative.

                 (b) Subject to Section 1.12, upon surrender to Parent of a certificate representing each of the shares of Company Common Stock (each, a "CERTIFICATE") or an affidavit of loss stating that the holder of the Certificate has lost such Certificate, together with an indemnity agreement providing for indemnification of the Company, Parent and Surviving Corporation for any loss, damage or other expense resulting from a third party having a claim to such Certificate or the shares of stock underlying such Certificate ("AFFIDAVIT"), the holder of such Certificate or Affidavit shall be entitled to receive in exchange for each share of Company Common Stock represented by such Certificate or subject to the Affidavit, as the case may be, the portion of the Merger Consideration indicated on SCHEDULE 1.8, and such Certificate shall forthwith be canceled (if a Certificate is presented) and the records of the Company shall be modified accordingly upon receipt by the holder of such Certificate or Affidavit, as the case may be, of the indicated portion of the Merger Consideration; such surrender of Certificates and Affidavits to Parent shall be made at Closing by the Shareholder Representative. No interest will be paid or accrued on any portion of the Merger Consideration payable upon the surrender of such Certificates or Affidavit.

                 (c) If payment is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of payment of the Merger Consideration that the Certificate so surrendered be properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, with signature guaranteed, and is otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by law as a result of such payment to a Person other than the record holder of the Certificate surrendered, or shall establish to Parent's satisfaction that such tax has been paid or is not applicable.

                 (d) After the Effective Date, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock, which are outstanding at the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and there shall be issued to the transferee in exchange for each share of Company Common Stock the portion of the Merger Consideration indicated on SCHEDULE 1.8.

                 (e) The consideration payable upon the surrender for exchange of Certificates in accordance with the terms of this Section 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation or the Escrow Agent for any reason, they shall be canceled and exchanged as provided in this
Section 1.

          1.12   Escrow Fund.  In order to secure the Company's obligations to
                 -----------
indemnify Parent and Acquisition Sub under this Agreement and to make any adjustments to the Merger Consideration in accordance with Section 1.13(b), Three Million Dollars ($3,000,000) of the Merger Consideration (the "ESCROW FUND") shall be withheld from the Closing Date Payment and deposited by Parent with an escrow agent (the "ESCROW AGENT") and shall not be delivered to the holders of any surrendered Certificate. The Escrow Fund shall be the exclusive source of funding for such obligations and adjustments. Such Escrow Fund shall be delivered to the appropriate party in accordance with the terms of an Escrow Agreement substantially in the form of EXHIBIT B hereto (the "ESCROW AGREEMENT").

          1.13   Adjustments.
                 -----------

                 (a) At least ten (10) business days prior to the Closing Date, the Company shall prepare, in accordance with GAAP, consistently applied, and deliver to Parent, the most recently available month-end balance sheet of the Company and its Subsidiaries (the "PRE-CLOSING BALANCE SHEET") (the date of such balance sheet shall not be more than 60 days prior to the Closing Date). The Merger Consideration shall be increased or decreased, as the case may be, by the amount which total current assets (including cash, accounts receivable, prepaid assets and inventory) are greater or less than total amount current liabilities

(including accounts payable, customer deposits and excise taxes) (such difference shall be referred to hereinafter as the "WORKING CAPITAL ADJUSTMENT") as determined in accordance with GAAP and as reflected on the Pre-Closing Balance Sheet. The Pre-Closing Balance Sheet shall reflect accrued liabilities
(i) of approximately $1,150,000.00, relating to the brokerage fees and expenses payable by the Company to Falkenberg (as defined in Section 2.21) in connection with the transactions contemplated hereby, (ii) of approximately $200,000.00, relating to legal fees payable by the Company in connection with the transactions contemplated hereby, (iii) of approximately $45,000.00, relating to real estate transfer taxes payable by the Company in connection with the transactions contemplated hereby and (iv) for the environmental testing and remediation costs referred to in Section 5.14 hereof. The amount payable by Parent on the Closing Date shall be equal to $86,250,000, as adjusted by the Working Capital Adjustment reflected on the Pre-Closing Balance Sheet; such amount shall be referred to herein as the "CLOSING DATE PAYMENT".

                 (b) Within ninety (90) days after the Closing Date, Parent shall prepare, in accordance with GAAP, consistently applied, and deliver to the Shareholder Representative, a balance sheet of the Company and its Subsidiaries (the "EFFECTIVE DATE BALANCE SHEET") as of the Effective Date. The parties shall have the right to dispute the Effective Date Balance Sheet as provided in
Section 1.13(c) hereof. The Merger Consideration shall be increased or decreased, as the case may be, by the amount of the Working Capital Adjustment as determined in accordance with GAAP and as reflected on the Effective Date Balance Sheet. The amount of the Merger Consideration, as adjusted pursuant to
Section 1.13(b) or Section 1.13(c), shall be referred to herein as the "ADJUSTED PURCHASE PRICE". The Adjusted Purchase Price will not reflect (i) any changes in net property, plant and equipment or (ii) any changes, including without limitation, termination, in the status of the Seattle Major Trading Area Partition Agreement dated July 31, 1995, between GTE Macro Communications Corporation and Elltel Wireless, Inc. and related agreements, but will reflect
(i) the effect of any National Exchange Carrier Association "true-ups" not reflected in the working capital of the Company as of the Effective Date, and
(ii) liabilities which shall be reflected in the Working Capital Adjustment to account for (A) the actual brokerage fees and expenses payable to Falkenberg in connection with the transactions contemplated hereby, (B) the actual legal fees payable by the Company in connection with the transactions contemplated hereby, (C) the actual real estate transfer taxes payable by the Company in connection with the transactions contemplated hereby and (D) the actual environmental testing and remediation costs payable by the Company in connection with the transactions contemplated hereby.

                 (c) The Shareholder Representative shall have until thirty (30) days after the delivery of the Effective Date Balance Sheet to review such statement and propose any adjustments thereto. All adjustments proposed by the Shareholder Representative shall be set out in detail in a written statement delivered to Parent (an "ADJUSTMENT STATEMENT") and shall be incorporated into the Effective Date Balance Sheet unless Parent shall object in writing to such proposed adjustment within fifteen (15) days after delivery by the Shareholder Representative to Parent of such Adjustment Statement. If Parent does object in writing within fifteen (15) days to any such proposed adjustment (the proposed adjustment or adjustments to which Parent objects, hereinafter the "CONTESTED ADJUSTMENTS" and Parent's objection notice, hereinafter, a "CONTESTED ADJUSTMENT NOTICE"), then Parent and the Shareholder Representative shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within forty-five (45) days after Parent delivers to the Shareholder Representative the relevant Contested Adjustment Notice, the Shareholder Representative and Parent shall promptly retain Arthur Andersen & Co. (the "INDEPENDENT ACCOUNTANT") to resolve any remaining disputes concerning the Contested Adjustments. Within fifteen (15) days after the Independent Accountant is retained, Parent and the Shareholder Representative shall each submit to the Independent Accountant in writing their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and Parent and the Shareholder Representative shall cause the Independent Accountant to, within forty-five (45) days after the Independent Accountant is retained, render its decision based on the positions and supplementary supporting documentation submitted to the Independent Accountant by Parent and the Shareholder Representative as to the Contested Adjustments, which decision shall be final and binding on, and nonappealable by, Parent and the Shareholder Representative. The fees and expenses of the Independent Accountant incurred in connection with the procedure set forth in this Section 1.13(c) shall be borne equally by Parent and the Selling Shareholders, respectively. The decision of the Independent Accountant shall also include a certificate (the "SETTLEMENT AMOUNT CERTIFICATE") of the Independent Accountant setting forth the final amount of the Working Capital Adjustment and the Adjusted Purchase Price as of the date of the Effective Date Balance Sheet, and the amount, if any, which the Shareholder Representative shall cause to be paid to Parent or the Parent shall cause to be paid to the Shareholder Representative, as the case may be, in respect thereof pursuant to the provisions of this Agreement with respect to the Effective Date Balance Sheet. The Effective Date Balance Sheet shall be deemed to include all proposed adjustments not disputed by the Shareholder Representative and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

                 (d) There shall be a "SETTLEMENT DATE" after the calculation of the Working Capital Adjustment and the Adjusted Purchase Price, as the case may be, as soon as possible after the Effective Date but in any event within 135 days after the Effective Date, which shall mean the following, as applicable:

                 (i) If the Shareholder Representative has not timely delivered an Adjustment Statement to Parent, then forty (40) days after the day the Shareholder Representative receives the Effective Date Balance Sheet.

                 (ii) To the extent that the Shareholder Representative timely delivers an Adjustment Statement to Parent and if Parent has not timely delivered a Contested Adjustment Notice, then twenty (20) days after the day Parent receives the Adjustment Statement.

                 (iii) If Parent and the Shareholder Representative have any disputes regarding Contested Adjustments and they resolve those disputes, then seven (7) days after such resolution.

                 (iv) Ten (10) days after the Independent Accountant delivers the Settlement Amount Certificate, if applicable.

                 (v) Such other day as shall be agreed between Parent and the Shareholder Representative.

                 (e) On the Settlement Date, (i) if the amount of the Closing Date Payment exceeds the amount of the Adjusted Purchase Price, the Shareholder Representative shall cause to be paid to Parent the difference between the Closing Date Payment and the Adjusted Purchase Price (such payment to be made, at the option of Parent, (A) by wire transfer of immediately available funds from a source other than the Escrow Fund or (B) by wire transfer of immediately available funds from the Escrow Fund), (ii) if the amount of the Adjusted Purchase Price exceeds the amount of the Closing Date Payment, Parent shall cause to be paid to the Shareholder Representative by wire transfer of immediately available funds, or such other consideration as may be agreed by Parent and Shareholder Representative, the difference between the Adjusted Purchase Price and the Closing Date Payment.

SECTION 2.       REPRESENTATIONS AND WARRANTIES
                 ------------------------------

          The Company hereby represents and warrants to Parent and Acquisition Sub as follows:

          2.1    Organization and Corporate Power.  Each of the Company and its
                 --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as specified in SCHEDULE
2.1 attached hereto, (b) except as provided in SCHEDULE 2.1, is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Each of the Company and its Subsidiaries has all required corporate power and authority to enter into and perform this Agreement and the Related Documents, and generally to carry out the transactions contemplated hereby and by the Related Documents. The copies of the charter and Bylaws of each of the Company and each of its Subsidiaries, as amended to date, which have been furnished to counsel for Parent are correct and complete at the date hereof. Except as provided in
SCHEDULE 2.1, neither the Company nor any of its Subsidiaries is in violation of any term of its charter or Bylaws, or any material agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it, if such violation could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          2.2    Authorization and No Contravention. Subject to the receipt of
                 ----------------------------------
the approval of the Company's shareholders, the execution and delivery of, and performance by the Company of its obligations under, this Agreement and the Related Documents have been duly authorized by all corporate action of the Company, and except as may otherwise be specifically provided in this Agreement, and subject to the receipt of the approval of the Company's shareholders, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. The Company's execution and delivery of this Agreement and the Related Documents, and its respective performance of the transactions contemplated hereby and thereby, will not: (i) except as set forth on SCHEDULE 2.2, violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which the Company or any of its Subsidiaries is a party or by which it or its assets are bound, or any charter provision or by-law of the Company or any of its Subsidiaries, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or any of its Subsidiaries, except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on SCHEDULE 2.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party (including, without limitation, the WUTC).

          2.3    Capitalization; Shareholders; Subsidiaries. The authorized and
                 ------------------------------------------
issued capital stock of the Company and each of its Subsidiaries is as set forth in SCHEDULE 2.3. All of the presently issued shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued in accordance, in all material respects, with all applicable federal and state securities laws and are fully paid and non-assessable. Neither the

Company nor any of its Subsidiaries has issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. There are no preemptive rights with respect to the issuance or sale by the Company, or any of its Subsidiaries of the Company's or such Subsidiary's capital stock. Except as disclosed in SCHEDULE 2.3, there are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws or under this Agreement. The outstanding shares of capital stock of the Company and its Subsidiaries are held of record by the persons identified in SCHEDULE 2.3 in the amounts indicated therein. Except as set forth in SCHEDULE 2.3, the Company has no Subsidiaries and neither the Company nor any of its Subsidiaries has any investments in, or loans or advances to, any other corporation, trust, partnership or business entity and is not a party to any joint venture. All of the outstanding capital stock of each of the Company's subsidiaries is owned directly or indirectly by the Company free and clear of all liens of any nature.

          2.4    Financial Statements.  Attached hereto as SCHEDULE 2.4 are the
                 --------------------
Company's consolidated audited statements of income, cash flows and Shareholders' equity and the related balance sheets for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, consolidated unaudited statements of income, cash flows and shareholders' equity and the related balance sheet for the fiscal period ended September 30, 1997 (such interim balance sheet is herein referred to as the "BASE BALANCE SHEET"). Except as set forth in SCHEDULE 2.4, neither the Company nor any of its Subsidiaries has any material contingent obligations, liabilities or material forward or long-term commitments. There are no amounts outstanding under either (i) the Revolving Line of Credit Application and Agreement dated March 11, 1996, between the Company and Rural Telephone Finance Cooperative or (ii) the Loan Commitment and Letter of Agreement dated September 30, 1996, between the Company and US Bank of Washington, National Association. The foregoing financial statements have been prepared (i) to the extent required, in accordance with the rules and regulations of the WUTC and the FCC and (ii) in accordance with generally accepted accounting principles applied on a consistent basis, except that the interim financial statements have, in accordance with generally accepted accounting principles, been prepared without footnote disclosures and year-end audit adjustments, which will not, in any event, be material to the Company and its Subsidiaries, taken as a whole. All of such financial statements present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof. No event has occurred since such dates which would cause such financial statements not to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof.

          2.5    Business; Franchises and Regulations. Except as set forth in
                 ------------------------------------
SCHEDULE 2.5, the Company and each of its Subsidiaries has ownership of and/or the right to use (i) all franchises, permits, licenses (other than FCC Licenses) required by applicable law or regulation, and (ii) all patent, copyright, trademark, or other rights and privileges, in the case of both (i) and (ii) used in or necessary for their respective businesses as presently conducted or contemplated by the Company or its Subsidiaries to be conducted or required or necessary to permit it to own its properties and to conduct its business as presently conducted or contemplated by the Company or its Subsidiaries to be conducted and neither their present nor contemplated activities infringe any such patent, copyright, trademark or other proprietary rights of others.
SCHEDULE 2.5 correctly sets forth all of the franchises, authorizations, permits and licenses (other than FCC Licenses) which are held by the Company and its Subsidiaries (the "COMPANY FRANCHISES") and correctly sets forth the issuer and termination date of each Company Franchise. Each Company Franchise was duly and validly issued by the issuer thereof pursuant to procedures which complied with all requirements of applicable law. Each Company Franchise or other right held by the Company or any of its Subsidiaries is in full force and effect, free of any lien, charge or encumbrance of any nature, and the Company and each of its Subsidiaries are in compliance with the terms thereof with no known conflict with the valid rights of others which could affect or impair in any manner the business, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole except as set forth in SCHEDULE 2.5. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Company Franchise so as to adversely affect in any manner the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, except as set forth in
SCHEDULE 2.5.

          Except as described on SCHEDULE 2.10, the Company has timely and properly made all filings and reports required by the WUTC, the FCC and all other regulatory entities having jurisdiction over the Company.

          2.6    Tariffs; FCC Licenses.
                 ---------------------

                 (a) The regulatory tariffs applicable to the Company and its Subsidiaries stand in full force and effect in accordance with their terms, and there is no outstanding notice of cancellation or termination or, to the Company's knowledge, any threatened cancellation or termination in connection therewith. Except as otherwise disclosed on SCHEDULE 2.6(A), neither the Company nor any of its Subsidiaries is subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by the appropriate regulatory agency. Except as otherwise disclosed on SCHEDULE 2.6(A), neither the Company nor any of its Subsidiaries is in material violation under the terms and conditions of any such tariff, and there is no basis for any claim of material violation by the Company or any of its Subsidiaries under any such tariff. Except as provided in SCHEDULE 2.6(A), there are no applications by the Company or any of its Subsidiaries, nor any complaints or petitions by others, or proceedings pending or threatened, before the WUTC relating to the Company or any of its Subsidiaries, or their respective operations or regulatory tariffs. To the knowledge of the Company, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Company or any of its Subsidiaries has been delivered to Parent.

                 (b) Listed on SCHEDULE 2.6(B) are the FCC Licenses held by the Company or any of its Subsidiaries. Except as disclosed on SCHEDULE 2.6(B), each such FCC License is valid and in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to the Company's knowledge, any threatened cancellation or termination in connection therewith nor are any of such FCC Licenses subject to any restrictions or conditions that limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to licenses of that type).

          2.7    Rate Base.  Neither the Company nor any of its Subsidiaries has
                 ---------
any material amount of inventory, plant or equipment that has been disallowed from rate base or excluded from the revenue calculations for any pool, and neither the Company nor any of its Subsidiaries has received notification that the FCC or any state regulatory authority or pool administrator proposes to exclude any material assets from rate base or revenue calculations for the pools.

          2.8    Overbillings; Refunds.  Except as set forth on SCHEDULE 2.8,
                 ---------------------
neither the Company nor any of its Subsidiaries has any liabilities for any customer overbillings or prospective refunds of overearnings.

          2.9    Capital Improvements Required by State Authorities.  Except as
                 --------------------------------------------------
set forth on SCHEDULE 2.9, neither the Company nor any of its Subsidiaries is required by any state regulatory body to make any changes, upgrades or enhancements with respect to its physical plant, and neither the Company nor any of its Subsidiaries has reason to believe that any such changes, upgrades or enhancements will be so required in the foreseeable future.

          2.10   Compliance with Law.  Except as set forth in SCHEDULE 2.10,
                 -------------------
neither the Company nor any of its Subsidiaries is in violation of any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any governmental department or agency (including, without limitation, the WUTC and the FCC), or any judgment, decree or order of any court, applicable to its business or operations except where any such violation would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the conduct of the Company's and each of its Subsidiaries' respective businesses is in conformity with all federal, state and local energy, public utility, health, workplace or worker safety and health, including but not limited to OSHA, and environmental requirements and all other federal, state and local governmental regulatory requirements (including, without limitation, requirements of the WUTC and the FCC) except where any such non-conformity individually or in the aggregate, and taking into account the passage of time and accumulation of penalties and other obligations, would not have a material adverse effect on the Company or any of its Subsidiaries. The Company and its Subsidiaries have all permits, licenses and franchises from, and have made all necessary filings with, all governmental agencies, including the WUTC and the FCC, required to conduct their businesses as now being conducted.

          2.11   Absence of Undisclosed Liabilities.  Except as otherwise
                 ----------------------------------
specifically disclosed in the Base Balance Sheet or as set forth in SCHEDULE 2.4, neither the Company nor any of its Subsidiaries has any accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof, accrued, to become due, contingent, or otherwise.

          2.12   Absence of Certain Developments.  Except as specifically
                 -------------------------------
disclosed in SCHEDULE 2.12, since December 31, 1996 there has been (i) no material adverse change in the assets, liabilities, properties, business, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company or any of its Subsidiaries, (iii) no waiver of any valuable right of the Company or any of its Subsidiaries or the cancellation of any debt or claim held by the Company or any of its Subsidiaries, (iv) no loan by the Company or any of its Subsidiaries to any officer, director, employee or Shareholder of the Company or any of its Subsidiaries, or any agreement or commitment therefor, (v) other than pursuant to the current contractual obligations set forth on SCHEDULE 2.12, no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any of its Subsidiaries, (vi) no material loss, destruction or damage to any property of the Company or any of its Subsidiaries, whether or not insured, (vii) no strikes, work stoppages, union organizing or recognition efforts involving the Company or any of its Subsidiaries and no material change in the personnel of the Company or any of its Subsidiaries or the terms and conditions of any employment contracts to which any of them are parties, and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company or any of its Subsidiaries otherwise than in the ordinary course of business.

          2.13   Title to Properties.
                 -------------------

                 (a) Except as specifically disclosed on SCHEDULE 2.13, the Company and each of its Subsidiaries has good and marketable title to all of its properties and assets, free and clear of all mortgages, liens, restrictions or encumbrances, except in such cases as would not have a material adverse effect on the use of such properties or assets by the Company. All owned or leased real estate of the Company and its Subsidiaries is listed on SCHEDULE 2.13. A true copy of each lease to which the Company or any of its Subsidiaries is a party, is listed on SCHEDULE 2.13 and has been delivered by the Company to Parent, is in full force and effect and affords the Company or the Subsidiary, as the case may be, peaceful and undisturbed possession of the subject matter of such lease. No material default or event of default on the part of the Company or any of its Subsidiaries or on the part of the lessor, exists under any lease, and neither the Company nor any of its Subsidiaries has received any notice of default under any such lease or any indication that the owner of the leased property intends to terminate such lease. Except as specifically disclosed on SCHEDULE 2.13, the Company holds all easements, rights-of-way and other rights (collectively, "EASEMENTS") necessary to own, operate and maintain its physical plant (including all telephone lines) and the Company is not in breach of, or default under, any such Easement and there are not any materially burdensome limitations or obligations on the Company under any such Easement. All Easements held by the Company are listed on SCHEDULE 2.13, each such Easement is valid, binding and enforceable in favor of the Company, and neither the Company, nor to the best knowledge of the Company, any other party to such Easement, is in violation of such Easement.

                 (b) Neither the Company nor any of its Subsidiaries is in violation of any zoning, land-use, building or safety law, ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of violation with which it has not complied, in any case in which the consequences of such violation if asserted by the applicable regulatory authority would be materially adverse with respect to the Company or such Subsidiary. All real property occupied pursuant to leases, and substantially all tangible personal property owned or leased by the Company and its Subsidiaries taken as a whole and required for the purpose of carrying on its business and operations, is in good operating condition and repair, reasonable wear and tear excepted, and no material portion of any such real or personal property has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition if and to the extent necessary or useful in the continued operation of its business.

          2.14   Tax Matters.
                 -----------

                 (a) Each of the Company and its Subsidiaries has filed all Tax reports and returns that it was required to file. All such reports and returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any report or return) have been paid. Except as disclosed on SCHEDULE 2.14(A), none of the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any report or return. Except as disclosed on SCHEDULE 2.14(A), no claim has ever been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file reports and returns that it is or may be subject to taxation by that jurisdiction.
There are no security interests on any of the assets of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                 (b) Except as disclosed in SCHEDULE 2.14(B), each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, Shareholder or other third party.

                 (c) There is reasonable basis to believe that no authority will assess any additional Taxes for any period for which returns have been filed. Except as disclosed in SCHEDULE 2.14(C), there is no dispute or claim concerning any Tax liability of any of the Company or its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. All federal, state, local, and foreign income tax returns filed with respect to the Company and/or any of the Subsidiaries for taxable periods ended on or after December 31, 1994, December 31, 1995 and December 31, 1996 are set forth on SCHEDULE 2.14(C), and SCHEDULE 2.14(C) indicates those returns that have been audited or currently are the subject of an audit. The Company has delivered to the Parent correct and complete copies of all federal income Tax returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1994.

                 (d) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "CODE").

                 (e) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of September 30, 1997, exceed the reserve for Tax liability recorded as a current liability on the face of the Base Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax returns.

                 (f) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Except as set forth on SCHEDULE 2.14(F), none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries
(i) has been a member of an Affiliated Group filing a consolidated federal income Tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                 (g) SCHEDULE 2.14(G) sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date: (i) the basis of the Company and its Subsidiaries in their respective assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any of its Subsidiaries and (iii) the amount of any deferred gain or loss allocable to the Company or any of its Subsidiaries arising out of any Deferred Intercompany Transaction.

          2.15   Insurance.  The Company has in force all policies of insurance
                 ---------
described in SCHEDULE 2.15, in the amounts and covering the risks described therein. Neither the Company nor any of its Subsidiaries has ever been refused any insurance coverage for which it has applied.

          2.16   Contracts and Commitments.  Except as set forth in SCHEDULE
                 -------------------------
2.16, neither the Company nor any of its Subsidiaries (a) is a party to any contract, obligation or commitment which involves a potential commitment or aggregate payments in excess of $25,000, or which is otherwise material and not entered into in the ordinary course of business, or (b) has any employment contracts; stock redemption or purchase agreements; financing agreements; or agreements with officers, directors, employees or shareholders of the Company or any of its Subsidiaries or persons or organizations related to or affiliated with any such persons. Except as disclosed in SCHEDULE 2.16, neither the Company nor any of its Subsidiaries is in default under any contract, obligation or commitment, and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default, the consequences of which default if asserted by the other contracting party would be materially adverse with respect to the Company and its Subsidiaries, taken as a whole. To the best of the Company's knowledge, except as set forth in SCHEDULE 2.16, neither the Company nor any of its Subsidiaries is a party to any contract or arrangement which is likely to have a material adverse effect on the assets, liabilities, properties, business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any government contracts or subcontracts that remain in full force and effect.

          2.17   Litigation.  Except as set forth in SCHEDULE 2.17, there is no
                 ----------
investigation, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (including, without limitation, the WUTC or the FCC) now pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the best knowledge of the Company, any director, officer or key employee of the Company or any of its Subsidiaries which has a reasonable possibility of calling into question the validity, or hindering the enforceability or performance, of this Agreement or any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby, or which might, if adversely determined, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or their respective business prospects; nor, to the best knowledge of the

Company, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted.

           2.18  Environmental Matters.  Except as set forth in SCHEDULE 2.18:
                 ---------------------

                 (a) No hazardous wastes, hazardous substances, or hazardous materials have ever been or are being generated, used, stored, treated, or otherwise managed on any real property owned or leased by the Company or any of its Subsidiaries (the "PROPERTIES") by the Company or any of its Subsidiaries, or to the best knowledge of the Company, any other persons, except in compliance with applicable law and regulations, and then only in the ordinary course of business as then conducted and only in such amounts as will not have a material adverse effect on the business, operations, prospects or assets of the Company or any of its Subsidiaries. No hazardous wastes, hazardous substances, hazardous materials, oil, or petroleum products have ever been, are being, are intended to be, or are threatened to be spilled, released, discharged, disposed, placed, or otherwise caused to become located in the soil or water in, under, or upon any of the Properties by the Company or any of its Subsidiaries, or to the best knowledge of the Company, any other persons. For purposes of this paragraph and paragraph (b) below, "hazardous wastes", "hazardous substances", "hazardous materials", "oil", and "petroleum products" shall have the meanings set forth in the federal Resources Conservation and Recovery Act, the federal Comprehensive Environmental Response Compensation and Liability Act, the federal Hazardous Materials Transportation Act, the federal Clean Water Act, and corresponding state and local laws and ordinances, as such acts, laws, or ordinances may be amended through the date hereof, or as defined in any federal, state, or local regulation adopted under such acts, laws, or ordinances.

                 (b) The Company and its Subsidiaries have no liability (contingent or otherwise) under, have never violated, and are presently in compliance in all respects with all federal, state, and local environmental laws, regulations, ordinances, and other requirements including, but not limited to, all laws, regulations, ordinances, and other requirements relating to the spilling, release, discharge, storage, treatment, disposal, management, control, and reporting of pollutants, contaminants, hazardous wastes, hazardous materials, hazardous substances, oil, petroleum products, and other materials which may pose a risk to human health or the environment. The Company and each of its Subsidiaries have not disposed or treated, or sent for disposal or treatment, any solid waste, pollutants, contaminants, hazardous wastes, hazardous materials, hazardous substances, oil or petroleum products except in the instances and to the facilities listed on SCHEDULE 2.18(B), and each such facility possessed a proper permit for the storage and treatment of the material or waste, and stored or treated such material or waste only in compliance with all applicable legal requirements.

                 (c) No circumstances exist to support any, and the Company and its Subsidiaries have not received, and have no reason to believe they will receive any: (i) notice of violation of any federal, state, or local environmental law, regulation, ordinance, or other requirement; or (ii) notice of any suit, action, claim, liability (contingent or otherwise), or legal, administrative, or other proceeding concerning environmental conditions or matters, including but expressly not limited to notice of responsibility under the federal Comprehensive Environmental Response, Compensation and Liability Act or any similar state or local law, regulation, or ordinance.

          2.19   Investment Company.  Neither the Company nor any of its
                 ------------------
Subsidiaries is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          2.20   Employee Benefit Programs.
                 -------------------------

                 (a) SCHEDULE 2.20 sets forth a list of every Employee Program (as defined in Section 2.20(g)(i)) that has been maintained by the Company and its Subsidiaries at any time during the period ending on the date hereof.

                 (b) Each Employee Program which has ever been maintained by the Company or any of its Subsidiaries and which has been intended to qualify under
Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding its qualification under such section. Each such Employee Program has, in fact, remained qualified under the applicable section of the Code from the effective date of the favorable determination letter for such Employee Program through and including the date hereof (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                 (c) To the best knowledge of the Company, the Company is in compliance with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any of its Subsidiaries within the last three years. With respect to any Employee Program maintained by the Company within the last three years, any Subsidiary or any affiliate thereof, there has been no "prohibited transaction" as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, or material breach of any duty under ERISA or other applicable law or any agreement which could subject the Company or any of its Subsidiaries thereof to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best knowledge of the Company, threatened with respect to any such Employee Program.

                 (d) Neither the Company, any of its Subsidiaries nor any affiliate thereof has incurred any liability under Title IV of ERISA which has not been paid in full prior to the date hereof. There is no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program maintained by the Company or any Subsidiary thereof and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company, any of its Subsidiaries or any affiliate thereof and subject to Title IV of ERISA there (i) has been no "reportable event," within the meaning of
Section 4043 of ERISA (for which the notice requirement is not waived under 29 C.F.R, Part 2615) and (ii) no event or condition which presents a material risk of plan termination. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs maintained by the Company or any of its Subsidiaries, for all periods prior to the date hereof, either have been made or have been accrued (and all such unpaid but accrued amounts are described on SCHEDULE 2.20). Except as described in SCHEDULE 2.20, no Employee Program maintained by the Company, any of its Subsidiaries or any affiliate thereof and subject to title IV of ERISA has ever had any "unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, as of the date hereof. Except as described in SCHEDULE 2.20 or as set forth in EXHIBIT C, none of the Employee Programs maintained by the Company or any Subsidiary thereof has ever provided or promised health care or non-pension benefits to former employees (other than as required by Part 6 of subtitle B of title I of ERISA).

                 (e) With respect to each Employee Program maintained by the Company or any of its Subsidiaries within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Parent: (i) all documents embodying or governing such Employee Program, as they may have been amended to the date hereof; (ii) the most recent IRS determination letter with respect to such Employee Program and any applications for determination subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and
(vi) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program.

                 (f) Except as disclosed in SCHEDULE 2.20 hereto, (i) no collective bargaining agreement or other contract, written or oral, with any trade or labor union or association or organization of employees however denominated is in effect as of the date hereof with respect to the Company or any of its Subsidiaries and any union, or the Company or any of its Subsidiaries and their employees, and (ii) none of the Company, any of its Subsidiaries nor any affiliate has ever maintained or participated in any multiemployer plan, as defined in Section 3(37) of ERISA.

                 (g) For purposes of this section:

                 (i) "EMPLOYEE PROGRAM" means (A) all employee benefit plans within the meaning of Section 3(3) of ERISA (including, but not limited to, employee benefit plans such as foreign or excess benefit plans which are not subject to ERISA); and (B) all stock option plans, bonus, incentive award or profit sharing plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, and all other employee benefit plans, agreements, and arrangements not described in
     (A) above.

               (ii) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

               (iii) An entity is an "AFFILIATE" of the Company or any of its Subsidiaries if it would have ever been considered a single employer with the Company or such Subsidiary under Section 4001(b) of ERISA or part of the same "controlled group" as the Company or such Subsidiary for purposes of 302(d)(8)(C) of ERISA.

          2.21 Brokers or Finders.  Other than Falkenberg Capital Corporation
               ------------------
("FALKENBERG"), none of the Company or any Subsidiary thereof has engaged the services of any brokers or finders in connection with the execution of this Agreement. All amounts owed to Falkenberg shall be paid by the Company.

          2.22 Corporate Records.  (a) The minute books of the Company and its
               -----------------
Subsidiaries contain true and complete records in all material respects of all meetings of, or written consents in lieu of meetings executed by, their respective boards of directors (and all committees thereof) and shareholders;
(b) all material actions and transactions taken or entered into by the Company or any of its Subsidiaries, or otherwise requiring action by their respective boards of directors or shareholders, have been duly authorized or ratified as necessary and are evidenced in such minute books; (c) except as set forth on
SCHEDULE 2.22(C), the stock certificate books and stock records of the Company and its Subsidiaries are true and complete in all material respects; and (d) the signatures appearing in such minute books, stock certificate books and stock records are the genuine signatures of the persons purporting to have signed them.

          2.23 Books of Account.  The books of account of the Company and its
               ----------------
Subsidiaries have been maintained in accordance with normal business practices, and accurately and fairly reflect all of the properties, assets, liabilities, transactions and appropriate accruals of the Company and each of its Subsidiaries.

           2.24  Certain Employment Matters.
                 --------------------------

                 (a) SCHEDULE 2.24(A) contains a true and complete list of names and current hourly wage, monthly salary or other compensation of all directors, officers, management employees, consultants or managers of the Company, with a summary of existing bonus programs and arrangements, additional compensation and other benefits (whether current or deferred), if any, paid or payable to each such person for services rendered in the fiscal year ended December 31, 1996, or, determined as of the date hereof, to be rendered in the fiscal year ended December 31, 1997. SCHEDULE 2.24(A) contains a true and complete listing and summary description of all employment, deferred compensation, non-competition, confidential information and consulting agreements between the Company or any Subsidiary thereof and its directors, officers, management employees, consultants and managers.

                 (b) Except as set forth in SCHEDULE 2.24(B), the Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by local, state or federal law or by other agreement to be withheld from the wages or salaries of its employees. Neither the Company nor any Subsidiary thereof has any liability or obligation for any arrears of wages or benefits or any taxes or penalties for failure to comply with any of the foregoing.

                 (c) Except as set forth on SCHEDULE 2.24(C), the Company and its Subsidiaries are not parties to any contract with any labor organization, nor have they agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their respective employees. Neither the Company nor any Subsidiary thereof has knowledge of any union organizing drive, union election or demand for recognition with respect to their respective employees. Except as set forth on SCHEDULE 2.24(C), neither the Company nor any Subsidiary thereof has, within the last three years, experienced any strike, work stoppage, grievance proceeding, claim of unfair labor practices or other significant labor difficulty of any nature, nor are any material claims pending or, to the best knowledge of the Company, threatened between the Company or its Subsidiaries and any of their respective employees.

               (d) Except as set forth on SCHEDULE 2.24(D), neither the Company nor any Subsidiary thereof has received notification that any of its current management employees presently plan to terminate employment, whether by reason of the transactions contemplated hereby or otherwise. Except as set forth on
SCHEDULE 2.24(D), the employment of all persons presently employed or retained by the Company is terminable at will, and neither the Company nor any of its Subsidiaries will be, pursuant to any current contract, arrangement or understanding, applicable law, or otherwise, obligated to pay any severance pay or other benefit by reason of the voluntary or involuntary termination of employment of any present or former employee, consultant, agent or manager, prior to, on or after the Effective Date.

          2.25 Voting Agreements.  Each director of the Company and each holder
               -----------------
of 5% or more (other than the Trustee of the Amended and Restated
Ellensburg Telephone Company Thrift Plan) of the Company Common Stock have executed voting agreements, in form and substance reasonably satisfactory to Parent, providing that such director or holder will, among other things, vote in favor of the Merger at the Special Meeting (as defined herein), not dispose of such director's or holder's shares of Company Common Stock except pursuant to the Merger and not take any actions inconsistent with the Closing (as defined herein).

          2.26 No Material Misstatement or Omission.  No statement of fact made
               ------------------------------------
by or on behalf of the Company or any of its Subsidiaries in this Agreement or in any certificate, schedule or exhibit furnished to Parent pursuant hereto, or otherwise delivered by the Company or any of its Subsidiaries to Parent contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to the Company or any of its Subsidiaries, or the business, property operations, or condition (financial or otherwise) of the Company or any of its Subsidiaries, presently known to the Company which has not been disclosed to the Parent and which materially adversely affects or in the future is reasonably likely to materially adversely affect the assets, liabilities, property, business, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

          2.27 1998 Budgets.  SCHEDULE 2.27 hereto contains true and correct
               ------------
copies of the 1998 capital and operating budgets of the Company.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PARENT
                 ----------------------------------------

          Parent hereby represents and warrants to the Company as follows:

          3.1    Organization and Corporate Power.  Parent and each of its
                 --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Parent or its Subsidiaries and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Parent has all required corporate power and authority to enter into and perform this Agreement and the Related Documents and generally to carry out the transactions contemplated hereby and by the Related Documents.

          3.2    Authorization and No Contravention.  The execution and delivery
                 ----------------------------------
of, and performance by the Parent of its obligations under, this Agreement and the Related Documents and the delivery of the Merger Consideration have been duly authorized by all requisite corporate, director and shareholder action of Parent, and except as otherwise may be specifically provided in this Agreement, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Parent, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Parent's execution and delivery of this Agreement and the Related Documents, and its performance of the transactions contemplated hereby and thereby, will not: (i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Parent is a party or by which it or its assets are bound, or any charter provision or by-law of Parent, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Parent; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or
(iii) except as set forth on SCHEDULE 3.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the Closing, have been duly and properly given, made or obtained.

          3.3    Brokers or Finders.  Neither Parent or any of its Subsidiaries
                 ------------------
has engaged in the services of any brokers or finders in connection with the execution of this Agreement.


SECTION 4.       REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB
                 -------------------------------------------------

          Acquisition Sub hereby represents and warrants to the Company as follows:

          4.1    Organization and Corporate Power. Acquisition Sub (a) is a
                 --------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on Acquisition Sub and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Acquisition Sub has all required corporate power and authority to enter into and perform this Agreement and the Related Documents and to generally carry out the transactions contemplated hereby and by the Related Documents.

          4.2    Authorization and No Contravention.  The execution and delivery
                 ----------------------------------
of, and performance by Acquisition Sub of its obligations under, this Agreement and the Related Documents have been duly authorized by all requisite corporate action of Acquisition Sub, and except as may otherwise be specifically provided in this Agreement, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Acquisition Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Acquisition Sub's execution and delivery of this Agreement and the Related Documents, and its performance of the transactions contemplated hereby and thereby, will not: (i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Acquisition Sub is a party or by which it or its assets are bound, or any charter provision or by-law of Acquisition Sub or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Acquisition Sub, except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on SCHEDULE 4.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the Closing, have been duly and properly given, made or obtained.

           4.3    Capitalization.  The authorized and issued capital stock of
                  --------------
Acquisition Sub is as set forth on SCHEDULE 4.3.

           4.4    Brokers or Finders.  Acquisition Sub has not engaged in the
                  ------------------
services of any brokers or finders in connection with the execution of this Agreement.


SECTION 5.        PARENT'S AND ACQUISITION SUB'S CONDITIONS OF MERGER
                  ---------------------------------------------------

           Parent's and Acquisition Sub's obligations hereunder shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Parent's and Acquisition Sub's satisfaction on or before and at the Closing Date of the following conditions:

           5.1    Certificate. The representations and warranties of the Company
                  -----------
contained in this Agreement, including but not limited to the representations and warranties made in Section 2 shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section shall have been satisfied in all material respects; and on the Closing Date one or more certificates to such effect executed by the President and the Chief Financial Officer of the Company shall be delivered to Parent.

           5.2    Delivery of Documents.  The Company shall have executed and
                  ---------------------
delivered to Parent (or shall have caused to be executed and delivered to Parent by the appropriate persons) the following:

          (a) Certified copies of resolutions of the Board of Directors and the Shareholders of the Company and its Subsidiaries authorizing the execution and delivery of this Agreement and the Related Documents;

          (b) A copy of the Company's and each of its Subsidiaries' corporate charter certified as of a recent date by the appropriate Secretary of State;

          (c) A copy of the Bylaws of each of the Company and each of its Subsidiaries certified, in each case, by the secretary of the pertinent corporation;

          (d) A certificate issued as of a recent date by the appropriate Secretary of State of the state of incorporation of the Company and each of its Subsidiaries certifying that the Company or such Subsidiary, as the case may be, is in good standing in such state;

          (e) True and correct copies of all consents, instruments and other documents specified in SCHEDULE 2.2 attached hereto which have not otherwise been made available for review by Parent;

          (f) All other certificates and other documents reasonably requested by Parent. The form and substance of all such certificates and other documents hereunder shall be reasonably satisfactory in all respects to Parent and its counsel;

          (g) The Escrow Agreement; and

          (h) A certificate of the President of the Company certifying the appointment of the Shareholder Representative.

     5.3  Opinion of Company's Counsel.  Parent shall have received the
          ----------------------------
favorable written opinion of counsel for the Company dated the Closing Date, in form and substance reasonably acceptable to Parent.

     5.4  Opinion of Special WUTC Counsel.  To the extent required by any
          -------------------------------
lender, Parent shall have received the favorable written opinion of special communications counsel for the Company, dated the Closing Date, with respect to WUTC and related matters.

          5.5  Opinion of Special FCC Counsel.  Parent shall have received the
               ------------------------------
favorable written opinion of special FCC counsel for the Company, dated the Closing Date, with respect to FCC and related matters.

          5.6  Compliance with Agreements.  The Company shall have performed
               --------------------------
and complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other Related Documents which are required to be performed or complied with by the Company on or before the Closing Date.

          5.7  All Proceedings Satisfactory.  All corporate and other
               ----------------------------
proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Parent, and Parent shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

          5.8  Directors and Officers.  Parent shall have received duly and
               ----------------------
validly obtained resignations of all directors and officers of the Company and each of its Subsidiaries whose resignation is requested by Parent, to be effective as of the Effective Date.

          5.9  Regulatory Matters.
               ------------------

               (a) All required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and the Company shall have paid 50% of (i) any filing fee imposed under such Act in connection with the transactions contemplated by this Agreement and the Related Documents, and (ii) any fees and expenses incurred in connection with obtaining WUTC and FCC approval of the transactions contemplated by this Agreement and the Related Documents.

               (b) The WUTC and the FCC shall, to the extent required by law, have approved the consummation of the transactions contemplated hereby (including the transfer of any cable system franchises) and such approvals shall: (i) be free of any terms, conditions or restrictions that are reasonably unacceptable to Parent and (ii) have become Final Orders.

               (c) The approval of any other governmental entity required for the consummation of the transactions contemplated hereby shall have been obtained including, without limitation, the approval of any local or municipal governmental entity necessary or appropriate in connection with the transfer of control of the Company Franchises.

          5.10   Litigation.  There shall be no investigation, action, suit or
                 ----------
proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or threatened against the Company or any of its Subsidiaries, or, to the best knowledge of the Company, any director, officer or key employee of the Company or any of its Subsidiaries which would have a reasonable possibility of calling into question the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.

          5.11   Adverse Changes.  From the date hereof, through and including
                 ---------------
the Effective Date, and without regard to matters related to approvals required by Section 5.9 hereof or actions undertaken pursuant to this Agreement, there shall have been (i) no material adverse change in the assets and properties of the Company, the business operations, liabilities, profits or financial condition of the Company; (ii) no material damage to the assets and properties of the Company caused by fire, flood, casualty, act of God or the public enemy or other cause, the loss of any of which is not adequately covered by insurance; or(iii) no further Federal or state regulation or deregulation, or changes in laws applicable to Federal or state deregulation of the Company which have, or are reasonably expected to have, a material adverse effect on the assets and properties, the business operations, liabilities, profits or financial condition of the Company.

          5.12   Dissenting Shareholders.  Dissenters' rights shall not have
                 -----------------------
been exercised pursuant to the WBCA with respect to any of the shares of Company Common Stock issued and outstanding as of the date hereof.

          5.13   Special Meeting.  The Company shall have called and held the
                 ---------------
Special Meetings (as defined herein), at which at least 66-2/3% of the voting power of the Company shall have been cast in favor of the Merger.

          5.14   Environmental Matters.  The Company shall have taken, or shall
                 ---------------------
have caused its Subsidiaries to take, the following steps, in each instance in compliance with all applicable laws and regulations:

               (a)  UST Compliance-Storage Building at 304 N. Pine, Ellensburg.

                    (i) The Company shall have engaged a qualified consultant (who shall be reasonably accetable to Parent) to undertake a ground penetrating radar test to determine whether there is an underground storage tank ("UST") at this location.

                    (ii) In the event a UST exists at this location, the Company shall have engaged a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct soil and groundwater sampling and analysis, and shall have, or shall have caused its Subsidiaries to remove the UST. In the event contamination is present at this site, the Company shall have engaged a technically qualified consultant to remediate the contamination to the extent necessary to be in compliance with all applicable laws and regulations and shall have either completed and paid for such testing and remediation or accrued the expense expected to be incurred in effecting such testing and remediation (such accrual to be approved by Parent, such approval not to be unreasonably withheld).

               (b) Remediation at Ellensburg Service Center/Pole Yard located at 208 W. 3/rd/ Street, Ellensburg.

                    (i) The Company shall have removed, or have caused its Subsidiaries to remove, the hydraulic lift located at this site, and shall have engaged a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct such testing and remediation of soil and groundwater in the vicinity of the hydraulic lift as required by all applicable laws and regulations.

                    (ii) The Company shall have engaged a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct soil sampling and analysis at the Ellensburg Pole Yard for TPH, PAH and phenols, to determine that no contamination currently is in place as a result of the visible stains in the Pole Yard that would require remediation be conducted to comply with applicable laws and regulations. In the event contamination is present, the Company shall have engaged a technically qualified consultant to remediate the contamination to the extent necessary to be in compliance with all applicable laws and regulations and shall have either completed and paid for such testing and remediation or accrued the expense expected to be incurred in effecting such testing and remediation

(such accrual to be approved by Parent, such approval not to be unreasonably withheld).

                    (iii) The Company shall have engaged a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct soil and groundwater sampling and analysis as close as possible to the adjacent properties (but on the Company's property) to the east of the Company's property where there was found to be former repair operations and service stations, to determine that no contamination currently is in place on the Company's property as a result of the use of the adjacent properties that would require remediation to be conducted by the Company to comply with applicable laws and regulations. In the event contamination is present, the Company shall have engaged a technically qualified consultant to remediate the contamination on the Company's property to the extent necessary to be in compliance with all applicable laws and regulations and shall have either completed and paid for such testing and remediation or accrued the expense expected to be incurred in effecting such testing and remediation (such accrual to be approved by Parent, such approval not to be unreasonably withheld). In addition, in the event contamination is present, the Company shall make all notifications required by law to the owners of the adjacent properties and/or the appropriate governmental authorities and shall use commercially reasonable efforts to obtain from such governmental authority documentation reasonably satisfactory to Parent that no further action is required with respect to such properties or that any required action is the responsibility of the owners of the adjacent properties.

               (c) Remediation at the Kittitas Switch Exchange located at 211 North Main, Kittitas.

                    (i) The Company shall have engaged, or shall have caused its Subsidiaries to engage a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct soil and groundwater sampling and analysis as close as possible (but on the Company's property) to the site adjacent to the Kittitas Switch Exchange currently being utilized as a auto parts/farm equipment facility to determine that no contamination currently is in place on the Company's property that would require remediation be conducted by the Company to comply with applicable laws and regulations, as a result of the visible soil staining on the property adjacent to the Company's property. In the event contamination is present, the Company shall have engaged a technically qualified consultant to remediate the contamination on the Company's property to the extent necessary to be in compliance with all applicable laws and regulations and shall have either completed and paid for such testing and remediation or accrued the expense expected to be incurred in effecting such testing and remediation (such accrual to be approved by Parent, such approval not to be unreasonably withheld). In addition, in the event contamination is present, the Company shall make all notifications required by law to the owners of the adjacent properties and/or the appropriate governmental authorities and shall use commercially reasonable efforts to obtain from such governmental authority documentation reasonably satisfactory to Parent that no further action is required with respect to such properties or that any required action is the responsibility of the owners of the adjacent properties.

                 (d) Remediation at the Kittitas Pole Yard located at 219 North Main, Kittitas.

                     (i) The Company shall have engaged a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct soil sampling and analysis at the Kittitas Pole Yard for TPH, PAH and phenols, to determine that no contamination currently is in place as a result of the visible soil staining at this location that would require remediation be conducted to comply with applicable laws and regulations. In the event contamination is present, the Company shall have engaged a technically qualified consultant to remediate the contamination to the extent necessary to be in compliance with all applicable laws and regulations and shall have either completed and paid for such testing and remediation or accrued the expense expected to be incurred in effecting such testing and remediation (such accrual to be approved by Parent, such approval not to be unreasonably withheld).

                 (e) Remediation at the Selah Pole Yard located at East Naches & RR, Selah.

                     (i) The Company shall have engaged a technically qualified consultant (who shall be reasonably acceptable to Parent) to conduct soil sampling and analysis at the Selah Pole Yard for TPH, PAH and phenols, to determine that no contamination currently is in place as a result of the visible soil staining on this property that would require remediation be conducted to comply with applicable laws and regulations. In the event contamination is present, the Company shall have engaged a technically qualified consultant to remediate the contamination to the extent necessary to be compliance with all applicable laws and regulations and shall have either completed and paid for such testing and remediation or accrued the expense expected to be incurred in effecting such testing and remediation (such accrual to be approved by Parent, such approval not to be unreasonably withheld).

                 (f) Asbestos Surveys at the Storage Building located at 304 North Pine and the Leased Retail Building located at 306 North Pine.

                      (i) The Company shall have engaged a licensed inspector (reasonably acceptable to Parent) and the licensed inspector shall have conducted asbestos surveys at the above properties to determine whether there are ACMs on the properties that would require remediation be conducted to comply with applicable laws and regulations. In the event ACMs are present, the Company shall have engaged a licensed asbestos contractor to abate the asbestos to the extent necessary to be in compliance with all applicable laws and regulations and shall have either completed and paid for such testing and remediation or accrued the expense expected to be incurred in effecting such testing and remediation (such accrual to be approved by Parent, such approval not to be unreasonably withheld).

                 (g) The Company shall have provided copies of all analytic data, reports, correspondence, or other documents hereunder to Parent and shall have provided evidence reasonably satisfactory to Parent that the conditions set forth in this Section 5.14 have been satisfied.

          5.15   Stock Certificates.  The Company shall have cancelled stock
                 ------------------
certificate number 5995 and shall have issued a stock certificate in replacement of stock certificate number 5278, as more fully described on SCHEDULE 2.22(C).


 SECTION 6.      COMPANY'S CONDITIONS OF MERGER
                 ------------------------------

          The Company's obligation hereunder shall be subject to compliance by the Parent and Acquisition Sub with their agreements herein contained and to the fulfillment to the Company's satisfaction on or before and at the Closing Date of the following conditions:

          6.1  Certificate.  The representations and warranties of the Parent
               -----------
and Acquisition Sub contained in this Agreement, including but not limited to the representations and warranties made in Sections 3 and 4 shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section 6 shall have been satisfied; and on the Closing Date one or more certificates to such effect executed by the Senior Vice President and the Chief Financial Officer of the Parent and Acquisition Sub shall be delivered to the Company.

          6.2  Compliance with Agreements.  Parent and Acquisition Sub shall
               --------------------------
have performed and complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other Related Documents which are required to be performed or complied with by Parent and Acquisition Sub on or before the Closing Date.

          6.3  All Proceedings Satisfactory. All corporate and other proceedings
               ----------------------------
taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Company and Company shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

          6.4  Regulatory Matters.
               ------------------

               (a) All required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and Parent shall have paid 50% of (i) any filing fee imposed under such Act in connection with the transactions contemplated by this Agreement and the Related Documents, and (ii) any fees and expenses incurred in connection with obtaining WUTC approval of the transactions contemplated by this Agreement and the Related Documents.

               (b) The WUTC and the FCC shall to the extent required by law, have approved, the consummation of the transactions contemplated hereby and such approvals shall: (i) be free of any terms, conditions or restrictions that are reasonably unacceptable to the Company and (ii) have become Final Orders.

          6.5  Litigation.  There shall be no investigation, action, suit or
               ----------
proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or threatened against Parent or Acquisition Sub, or, to the best knowledge of Parent and Acquisition Sub, any director, officer or key employee of Parent or Acquisition Sub, which would have a reasonable possibility of calling into question the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.

          6.6  Delivery of Documents.  Parent and Acquisition Sub shall have
               ---------------------
executed and delivered to the Company (or shall have caused to be executed and delivered to the Company by the appropriate persons) the following:

               (a) Certified copies of resolutions of the Board of Directors of each of Parent and Acquisition Sub and the sole shareholder of Acquisition Sub, authorizing the execution and delivery of this Agreement and the Related Documents;

               (b) A certificate issued as of a recent date by the appropriate Secretary of State of the state of incorporation of each of Parent and Acquisition Sub certifying that each of Parent and Acquisition Sub is in good standing in such states;

               (c) True and correct copies of all consents, instruments and other documents specified in SCHEDULES 3.2 and 4.2 attached hereto that have not otherwise been made available for review by the Company;

               (d) A copy of each of Parent's and Acquisition Sub's corporate charter certified as of a recent date by the appropriate Secretary of State;

               (e) A copy of the Bylaws of each of Parent and Acquisition Sub certified, in each case, by the secretary of the pertinent corporation;

               (f) All other certificates and other documents reasonably requested by the Company. The form and substance of all such certificates and other documents hereunder shall be reasonably satisfactory in all respects to the Company and its counsel; and

               (g)  The Escrow Agreement.

          6.7  Opinion of Parent's Counsel.  The Company shall have received
               ---------------------------
the favorable written opinion of counsel for Parent dated the Closing Date, in form and substance reasonably acceptable to the Company.


SECTION 7.  COVENANTS
            ---------

          Until the Closing Date (unless provided otherwise herein), each of the Parent, Acquisition Sub and the Company agree that they shall act, or refrain from acting where so required, to comply with the following:

          7.1  Regular Course of Business.
               --------------------------

               (a)  Generally. The Company shall operate its business consistent
                    ---------
with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and contracts in effect without change except as expressly provided herein and shall comply with the provisions of all laws, regulations and orders of Governmental Authorities and all Company Franchises applicable to the Company and the conduct of its business. Except as set forth on SCHEDULE 7.1(A), the Company shall comply, without modification, with all contracts and commitments relating to capital expenditures as set forth on SCHEDULE 2.9. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1996.

               (b)  Compensation. Without the prior written consent of the
                    ------------
Parent and except as may be reasonably necessary to carry out the 1998 Budgets, the Company shall not hire or fire any employee (except in a manner consistent with past practice) and shall not grant any increase in the compensation of any board member, officer or employee holding a position as senior or more senior than department manager, except as required by prior agreement or with the prior written consent of Parent.

               (c)  Insurance. The Company shall maintain in full force and
                    ---------
effect its insurance policies with the coverage and in the amounts set forth on
SCHEDULE 2.13.

               (d)  Claims.  The Company shall promptly notify the Parent of any
                    ------
actions, claims, complaints, lawsuits or investigations that may be commenced against it.

               (e)  Supplement. From time to time prior to the Closing Date, the
                    ----------
Company shall promptly notify the Parent of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto; provided that such notification shall not constitute an amendment to this
--------
Agreement or any of such Schedules unless expressly agreed in writing by Parent.

          7.2  Amendments; Sales and Acquisitions. No change or amendment shall
               ----------------------------------
be made to the charter or Bylaws of the Company. The Company shall not merge into or consolidate with any other Person, sell or acquire any assets (except in the ordinary course of business) or acquire or make any investment in any Person, or otherwise change the character of its business.

          7.3  Capital Changes.  The Company shall not issue, sell, purchase,
               ---------------
acquire or redeem any shares of its capital stock of any class or any of its debt or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock.

          7.4  Dividends.  The Company shall not declare, pay or set aside for
               ---------
payment any dividend or other distribution in respect of its capital stock, other than regular quarterly dividends, which dividends may not exceed an aggregate amount of $500,000 for any fiscal quarter.

          7.5  Capital Expenditures.  Except to the extent provided for in the
               --------------------
1998 Budgets, without the prior written consent of Parent, the Company shall not make any capital expenditures in excess of $25,000 in the aggregate, or commitments with respect thereto, except as provided in SCHEDULE 2.9. The Company shall not make or accept any loan or advance to or from any of its Affiliates.

          7.6  Borrowing.  Except to the extent provided for in the 1998
               ---------
Budgets, without the prior written consent of the Parent, the Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Base Balance Sheet, except for amounts not to exceed twenty-five thousand dollars ($25,000) in the ordinary course of business.

          7.7  Property.  The Company shall not sell, transfer, or dispose of
               --------
any of its assets and properties, or allow any of its assets and properties to become subject to a Lien, except in the ordinary course of business.

          7.8  Other Commitments.  Except as set forth in this Agreement or
               -----------------
permitted in writing by the Parent, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

          7.9  Interim Financial Information.  The Company shall supply the
               -----------------------------
Parent with a copy of its internal unaudited monthly financial statements within thirty (30) days after the end of each month.

          7.10 Consents and Authorizations.
               ---------------------------

               (a) The Parent and the Company shall, promptly after the date hereof, cooperatively commence to obtain, and shall use their best efforts to obtain prior to the Closing Date, WUTC and FCC approval of the transaction contemplated hereby with respect to the authorizations listed in SCHEDULE 2.6(B). The Parent and the Company shall also, promptly after the date hereof, cooperatively commence to obtain, and shall use their best efforts to obtain prior to the Closing Date, the consents, waivers and authorizations listed in
SCHEDULE 2.2, and any other consents, waivers and authorizations required to complete the transactions contemplated hereby.

               (b) The Company shall, promptly after the date hereof commence to obtain, and shall use reasonable efforts to obtain within 60 working days of the date hereof, the approval of its shareholders of the transaction contemplated hereby.

          7.11 Access. The Company shall afford to the Parent and its counsel,
               ------
accountants, agents and other authorized representatives and to any financing sources specified by the Parent reasonable access during business hours to the Company's personnel, plants, properties, books and records in order that the Parent and such other Persons may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Parent shall from time to time reasonably request.

          7.12  Notice of Transfer.  Each of the Parent and the Company shall
                ------------------
cooperate in providing any required notices to the appropriate Governmental Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Company Franchises).

          7.13  Payment of Tax. All transfer (including any real estate transfer
                --------------
or gains tax), documentary (other than stock transfer), sales, use, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by the Company when due, and it will file on a timely basis all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

          7.14  Agreement to Defend.  In the event any claim of the nature
                -------------------
specified in Section 5.10 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

          7.15  1998 Budgets.  The Company shall promptly advise Parent of any
                ------------
event or circumstance which would render the 1998 Budgets or the assumptions underlying the same no longer reasonable.

          7.16  Further Assurances.  On the terms and subject to the conditions
                ------------------
of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any regulations or in connection with any Company Franchises, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other order.

          7.17  Consents.  Without limiting the generality of Section 7.16,
                --------
each of the parties hereto shall use reasonable efforts to obtain all waivers, Company Franchises, authorizations, consents and approvals of all Persons and Governmental Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

          7.18  No Solicitation or Negotiation.
                ------------------------------

          (a) Unless and until this Agreement is terminated, the Company shall not, and shall use its best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to (i) encourage, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any merger, acquisition, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, sale of all or any significant portion of assets, sale of shares of capital stock (including without limitation by way of tender offer or exchange offer) or similar transactions involving the Company or any Subsidiary other than the transactions contemplated hereby (any of the foregoing, inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"), or otherwise facilitate any effort or attempt to do or seek to do any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, (ii) engage in negotiations or discussions concerning, or provide any nonpublic information or assistance to any person in connection with any Acquisition Proposal, or (iii) agree to, approve or recommend any

Acquisition Proposal. Nothing contained in this Section 7.18 shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the shareholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Section 7.18, provided
                                                                      --------
that the Board of Directors of the Company determines in good faith (after consultation with and based upon the advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties to the Company's shareholders; and provided, further, that the Company shall keep MJD
                            --------  -------
informed, on a reasonably current basis, as to the status and details of any such consideration, negotiations or discussions, including prompt delivery to Parent of any written inquiries, proposals, agreements or Acquisition Proposal.

          (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 7.18(c) and, if reasonably practicable, shall be made prior to furnishing any such information to, or entering into negotiations or discussions with, such person.

          (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that is required to cause the Company to act as provided in this Section 7.18(c) in order to discharge properly the directors' fiduciary duties to the Company's stockholders, then, provided that such person has executed a confidentiality agreement substantially similar to the one then in effect among the Company and Parent the Company may provide such person with access to information regarding the Company.

          (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

          (e) The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 7.18.

          (f) The Company shall not accept any Acquisition Proposal unless, at least five days prior to such acceptance, the Company shall have delivered to Acquisition Sub written notice of such Acquisition Proposal together with a copy of any and all agreements to be entered into in connection with such Acquisition Proposal.

          7.19 Public Announcements. Prior to the Closing Date, no party hereto
               --------------------
nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required by applicable law (including pursuant to the Proxy Statement (as defined herein)) or as required to obtain the consents, waivers and authorizations listed in SCHEDULES 2.2, 2.6, 3.2 and 4.2 and in connection with the Parent's financing of the transactions contemplated hereby, without the other parties' prior written consent (not to be unreasonably withheld). Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Company and Parent, which approval shall not be unreasonably withheld. Prior to the Closing Date, subject to the requirements of applicable law, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, no party hereto will disclose the Merger Consideration or the manner in which the Merger Consideration is calculated, without the prior written consent of the other parties hereto, other than in connection with seeking consents required by
Section 7.17 or in connection with the Proxy Statement.

          7.20  Environmental Inspections.  The Company agrees to cooperate
                -------------------------
with any reasonable request of Parent for a site assessment or review concerning any environmental matter, including the making available of such personnel, documents, records or other information of the Company as Parent may reasonably request.

          7.21  Regulatory Matters.  The Company will not change local rates
                ------------------
charged to telephone customers and will not apply for any change in the intra-state or interstate pooling mechanism, without the written consent of Parent.

          7.22  Indemnification and Insurance.  Parent and the Surviving
                -----------------------------
Corporation agree to indemnify and hold harmless the Company's officers and directors against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, to the fullest extent permitted under the WBCA. The Surviving Corporation will maintain director and officer liability insurance for acts and omissions occurring prior to the Closing Date with coverage in amount and scope at least as favorable as the Company's existing director and officer liability insurance for a period of six years after the Closing Date; provided, however, if the existing director
                                  --------  -------
and officer liability insurance expires, is terminated or canceled during such six year period, the Surviving Corporation will use its best efforts to obtain director and officer liability insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess of 140% of the premium paid by the Company as of the Closing Date.

          7.23  Employees; Other Benefits.
                -------------------------

          (a) Parent agrees that it will not terminate, except for cause (as defined by the Company consistent with past practice), any non-temporary employees (including part-time employees) for a period of 24 months (or in the case of individuals in the Operator Service group, 12 months) after the Closing Date. The Company's non-temporary employees (including part-time employees) and the individuals in the Operator Services group are listed in SCHEDULE 7.23.

          (b) Parent agrees to maintain health insurance on terms at least as favorable as currently provided by the

Company to existing early retirees and any employees age 55 or older who elect early retirement on or after the Closing Date. Parent further agrees that all employees will receive full credit for years of service for purposes of all benefit plans offered by Parent and for computation of vacation and sick leave benefits. All current employees and retirees of the Company will receive free telephone service as set forth on EXHIBIT C.

          (c) Parent agrees that the Shareholder Representative may enforce the covenants contained in this Section 7.23.

          7.24  Payment of Regulatory Fees. Each of the Company and Parent shall
                --------------------------
pay 50% of (i) any filing fee imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated by this Agreement and the Related Documents and (ii) any fees and expenses incurred in connection with obtaining WUTC and FCC approval of the transactions contemplated by this Agreement and the Related Documents.

          7.25  Shareholder Approval. Within sixty (60) days of the date of
                --------------------
this Agreement, the Company shall call a special meeting of common stockholders of the Company to be held for the purpose of voting on the Merger (the "SPECIAL MEETING") at which at least 66 2/3% of the voting power of the Company shall have been cast in favor of the Merger and the transactions anticipated by this Agreement. The proxy statement to be delivered to the Company's shareholders in connection with the Special Meeting (the "PROXY STATEMENT") shall state, inter
                                                                         -----
alia, (i) that the Board of Directors of the Company has unanimously approved
----
the Merger and recommends that the shareholders vote in favor of the Merger (ii) that all of the Board members intend to vote in favor of the Merger, and (iii) that all of the Company's shareholders who vote or intend to vote in favor of the Merger should deliver their shares and appointment documents to the Shareholder Representatives free and clear of all liens and encumbrances.

          7.26  Financing. Parent will have financing available on the Closing
                ---------
Date sufficient in amount to pay the Closing Date Payment.


 SECTION 8.     CLOSING
                -------

          8.1   Time and Place.
                --------------

               (a) The closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Bogle,& Gates P.L.L.C., Two Union Square, Suite 5100, 601 Union Street, Seattle, Washington 98101-2346, or such other place as agreed to by the parties, at 9:30 a.m., local time, as soon as possible following the satisfaction or waiver of the conditions set forth in
Section 5 and 6 hereof; provided, however, that, unless otherwise agreed by the
                        --------  -------
parties, in no event shall the Closing occur later than the date five months after the date hereof unless the only conditions to Closing not satisfied as of such date are those set forth in Sections 5.9 and 6.4, in which case the Closing shall occur no later than eight months after the date hereof (the "CLOSING DATE").

               (b) On the Closing Date, Parent, Acquisition Sub and the Company shall cause the Articles of Merger to be filed in accordance with the provisions of the WBCA and shall take any and all other lawful actions and do any and all other lawful things necessary to effect the Merger and to cause the Merger to become effective.


SECTION 9.     INDEMNIFICATION OF PARENT AND ACQUISITION SUB
               ---------------------------------------------

          9.1  Survival.  The covenants, agreements, representations and
               --------
warranties of the Company contained herein or in any certificate or other document delivered pursuant hereto shall survive any examination made by or on behalf of Parent and Acquisition Sub, the execution and delivery of this Agreement, the Effective Date and the consummation of the transactions called for by this Agreement until one hundred twenty (120) days after the date of the Surviving Corporation's first fiscal year end after the Effective Date (the "RELEASE DATE") except that (i) all covenants and agreements set forth in this
Section 9 shall continue until all obligations hereunder have been performed and satisfied and (ii) any covenants and agreements which are to be performed after the Effective Date, including without limitation, the covenants of Parent set forth in Section 7.23, shall continue until all such obligations have been fully performed and satisfied. No claim under this Section 9 may be brought with respect thereto after the Release Date; provided that if, prior to such date,
                                        --------
Parent or Acquisition Sub has notified the Escrow Agent of a claim for indemnity under this Section 9 (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification until finally resolved.

          9.2  Indemnification.  The Company shall indemnify and hold harmless
               ---------------
Parent and Acquisition Sub, and each of their respective officers, directors, affiliates, shareholders and representatives (each, an "INDEMNITEE") in the manner set forth in and subject to Section 9.4, at all times from and after the Effective Date against and in respect of any and all damages, claims, losses, deficiencies, liabilities and expenses, including, without limitation, reasonable legal, accounting, and other fees and other expenses (collectively, "DAMAGES"), incurred or suffered by any such Indemnitee as a result, or that may arise out of, any breach by the Company of any of the representations and warranties made by the Company in this Agreement or pursuant hereto, or for any other breach or violation of any covenant, agreement, term or condition of this Agreement by the Company; provided, however, that the Company shall not have an
                          --------  -------
obligation to indemnify any Indemnitee pursuant to this Section 9 unless a claim shall have been asserted on or prior to the Release Date.

          9.3  Notice of Claims.  Upon obtaining knowledge thereof, the
               ----------------
Indemnitee shall promptly notify the Escrow Agent and the Shareholder Representative in writing of any Damages (including but not limited to any Damages arising from Third-Party Claims (as defined in Section 9.5(a) hereof)) which the Indemnitee has determined has given or could give rise to a claim under Section 9.2 (such written notice being referred to as a "NOTICE OF CLAIM"); provided, however, that no such notice shall be required with respect
         --------  -------
to actions or claims identified in any of the Schedules hereto. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such claim giving rise to a right of indemnification. Any payment of Damages set forth in such Notice of Claim shall be governed by the terms of the Escrow Agreement.

          9.4  Method of Indemnification.  In the event that an Indemnitee
               -------------------------
shall seek indemnification pursuant to Section 9.2, such Indemnitee may seek recovery in an amount equal to the aggregate Damages incurred or suffered by such Indemnitee with respect to which such Indemnitee is entitled to indemnification pursuant to Section 9.2. Except as provided in the last two sentences of this Section 9.4, any obligation to indemnify an Indemnitee shall be satisfied solely from the Escrow Fund, in accordance with the terms of withdrawal specified in the Escrow Agreement. Except as provided in the last two sentences of this Section 9.4, no indemnification payment for Damages suffered or incurred by an Indemnitee shall be made to such Indemnitee, until the amount which all Indemnitees under this Agreement would otherwise be entitled to receive as indemnification under this Agreement aggregates in excess of the sum of $300,000 (such sum, hereinafter, the "THRESHOLD"), at which time each Indemnitee shall be entitled to recover from the Escrow Fund any and all amounts for which a claim or claims for indemnity has theretofore been made in excess of the Threshold. Upon payment of the Merger Consideration to the Shareholder Representative by Parent or from the Escrow Fund, none of Parent, Acquisition Sub or the Surviving Corporation shall have any liability to the Selling Shareholders for any portion of the Merger Consideration paid to the Shareholder Representative by Parent or deposited to the Escrow Fund. The Shareholder Representative, on behalf of all of the Selling Shareholders, shall indemnify and hold harmless each of Parent, Acquisition Sub and the Surviving Corporation, without regard to the Threshold or any provision herein relating to the Escrow Fund being the sole source of funds for indemnification payment, for any Damages incurred by any of Parent, Acquisition Sub or the Surviving Corporation as a result of a claim by any Selling Shareholder for payment of any portion of the Merger Consideration previously remitted to the Shareholder Representative by Parent or deposited to the Escrow Fund.

          9.5  Defense of Third-Party Claims.
               -----------------------------

               (a) If any claim or liability is asserted by a third party after the Closing for which Parent believes indemnification may be sought under the terms of this Section 9 (a "THIRD-PARTY CLAIM"), then Parent shall promptly notify the Shareholder Representative in writing of such Third-Party Claim (said notification being referred to as a "THIRD-PARTY CLAIM NOTICE"). Any Third-Party Claim Notice shall state with reasonable specificity, in light of the then current circumstances, the basis of the Third-Party Claim.

               (b) Parent shall have fifteen (15) days after receipt by the Shareholder Representative of such Third-Party Claim Notice to elect to undertake, conduct and control, through counsel of its own choosing, the settlement or defense thereof, and the Shareholder Representative shall cooperate with Parent in connection therewith. Parent shall have the right to contest, settle or compromise the Third-

Party Claim in the exercise of its reasonable discretion; provided, that Parent
                                                          --------
shall notify the Shareholder Representative of any proposed compromise or settlement of any such Third-Party Claim and shall not effect such compromise or settlement without the prior written consent (not to be unreasonably withheld or delayed) of the Shareholder Representative; provided, further, that Parent shall
                                            --------  -------
not, in the defense of such claim, consent to entry of any judgment unless the judgment provides only for the payment of monetary damages or unless Parent obtains the written consent of the Shareholder Representative, or (if the Company is a party to such proceeding) consent to entry of any judgment or enter into any settlement (except with the written consent of the Shareholder Representative) which does not include as an unconditional term thereof the giving by the claimant to the Company of a release from all liability in respect of such claim.

             (c) If Parent elects not to undertake the defense of the Third-Party Claim, then the Shareholder Representative may undertake, conduct and control, through counsel approved by Parent (such approval not to be unreasonably withheld or delayed), and at its own expense, the settlement or defense thereof; provided, that the Shareholder Representative shall not
                 --------
compromise or settle any Third-Party Claim without Parent's prior written consent (not to be unreasonably withheld or delayed); provided, further, that
                                                      --------  -------
the Shareholder Representative shall not, in the defense of such claim, consent to entry of any judgment unless the judgment provides only for the payment of monetary damages or unless the Shareholder Representative obtains the written consent of Parent, or consent to entry of any judgment or enter into any settlement (except with the written consent of Parent) which does not include as an unconditional term thereof the giving by the claimant to the Indemnitees of a release from all liability in respect of such claim.


SECTION 10.  DEFINITIONS
             -----------

          Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a), or similar group defined under a similar provision of state, local or foreign law.

          "DEFINED INTERCOMPANY TRANSACTION" shall have the meaning set forth in Treasury Regulation Section 1.1502-13.

          "FCC" means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

          "FCC LICENSE" means any license, permit, approval or authorization granted or issued by the FCC.

          "FINAL ORDER" means an action by the FCC or the WUTC as to which: (a) no request for stay of the action by the FCC or the WUTC, as the case may be, is pending, no such stay is in effect, and if any time period is permitted by statute or regulation for filing any request for such a stay, such time period has passed; (b) no petition for rehearing or reconsideration, or application for review, of the action is pending before the FCC or the WUTC, as the case may be, and the time permitted for filing any such petition or application has passed;
(c) the FCC or the WUTC, as the case may be, does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's or WUTC's action, as the case may be, is pending or in effect, and the deadline for filing any such appeal or request has passed.

          "GAAP" means generally accepted accounting principles in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any governmental agency, body or instrumentality (whether federal, state, local or foreign).

          "LIEN" means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, shareholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall be deemed to be a "Lien".

          "OSHA" means the Occupational Safety and Health Act of 1978, as amended from time to time.

          "PERSON" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

          "RELATED DOCUMENTS" means the Articles of Merger and any and all other instruments and documents related to this Agreement.

          "SELLING SHAREHOLDERS" shall have the meaning ascribed to it in the Escrow Agreement.

          "SHAREHOLDER REPRESENTATIVE" means George F. Kachlein III or another person appointed by the shareholders of the Company.

          "SHAREHOLDER REPRESENTATIVE APPOINTMENT" means the appointment and power of attorney to be executed by each of the shareholders of the Company naming George F. Kachlein, III as Shareholder Representative and empowering him or his successor to carry out the duties and responsibilities of the Shareholder Representative.

          "SUBSIDIARY" of any Person means any corporation or other entity of which more than 50% of the outstanding voting securities are at the time owned, directly or indirectly, by such Person.

          "TAX" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

          "TAXING AUTHORITY" means any domestic, foreign, federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising any Tax regulatory authority.

          "WUTC" means the Washington Utilities and Transportation Commission.

          The following terms shall have the meanings assigned to them in the provisions of this Agreement referred to below:

          Acquisition Proposal - Section 7.18(a)
          Acquisition Sub Common Stock - Section 1.9
          Acquisition Sub - Preamble
          Adjusted Purchase Price - Section 1.13(b)
          Adjustment Statement - Section 1.13(c)
          Affidavit - Section 1.11(b)
          Affiliate - Section 2.20(g)(iii)
          Alternative Transaction - Section 11.1(a)(vii)
          Articles of Merger - Preamble
          Base Balance Sheet - Section 2.4
          Certificate - Section 1.11(b)
          Closing - Section 8.1
          Closing Date - Section 8.1
          Code - Section 2.14(d)
          Company Common Stock - Section 1.8(a)
          Company - Preamble
          Company Franchises - Section 2.5
          Contested Adjustments - Section 1.13(c)
          Contested Adjustment Notice - Section 1.13(c)
          CPR - Section 11.16
          Damages - Section 9.2
          Easements - Section 2.13(a)
          Effective Date - Section 1.6
          Effective Date Balance Sheet - Section 1.13(b)
          Employee Program - Section 2.20(g)(i)
          Escrow Agent - Section 1.12
          Escrow Agreement - Section 1.12
          Escrow Fund -  Section 1.12
          ERISA - Section 2.20(c)
          Falkenberg - Section 2.21
          Indemnitee - Section 9.2
          Independent Accountant - Section 1.13(c)
          IRS - Section 2.22(b)
          maintains - Section 2.20(g)(ii)
          Merger - Recitals
          Merger Consideration - Section 1.8(a)
          Notice of Claim - Section 9.3

          Parent - Preamble
          Pre-Closing Balance Sheet - Section 1.13(a)
          Properties - Section 2.18(a)
          Proxy Statement - Section 7.25
          Release Date - Section 9.1
          Special Meeting - Section 7.25
          Surviving Corporation - Section 1.1
          Surviving Corporation Common Stock - Section 1.9
          Settlement Amount Certificate - Section 1.13(c)
          Settlement Date - Section 1.13(d)
          Threshold - Section 9.4
          Third-Party Claim - Section 9.5(a)
          Third-Party Claim Notice - Section 9.5(a)
          Third Party - Section 11.1(a)(vii)
          WBCA - Section 1.1
          Working Capital Adjustment - Section 1.13(a)


SECTION 11.  GENERAL
             -------

          11.1  Termination.
                -----------

                (a)  This Agreement may be terminated at any time prior to the
Closing:

                     (i)   by mutual written consent of the parties hereto;

                     (ii) by written notice by either the Company, on the one hand, or the Parent and Acquisition Sub, on the other hand, if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other parties in the representations and warranties or covenants set forth in this Agreement;

                     (iii) by written notice by either the Company or Parent if the Closing has not occurred by the date five months after the date hereof or, if the only conditions to Closing not satisfied as of such date are those set forth in Sections 5.9 and 6.4, by the date eight months after the date hereof; provided that neither the Company nor Parent will be entitled to terminate this
--------
Agreement pursuant to this subsection if its willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

                     (iv) by Parent or the Company, if: (A) the Board of Directors of the Company shall have recommended to the shareholders of the Company an Alternative Transaction (as defined below); (B) a tender offer or exchange offer for 15% or more of the outstanding shares of the Company Common Stock is commenced (other than by Parent) and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer; provided that the
                                                              --------
Company shall not be entitled to exercise any termination rights under clause
(A) or (B) of this Section 11.1(a)(iv) unless (x) any action of the Board of Directors of the Company referred to in either such clause is required to be taken by the Board of Directors in order to properly discharge its fiduciary duties to its shareholders and (y) the Company has complied with its obligations in Section 7.18;

                    (v) by Parent, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or if within fifteen days of the Company receiving an Acquisition Proposal, the Company shall not have (A) rejected such Acquisition Proposal and
(B) ceased and caused to be terminated any discussions or negotiations with any persons (other than Parent) theretofore conducted with respect to such Acquisition Proposal;

                    (vi) by either the Company or Parent, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach, in any case such that the conditions set forth in Sections 5 and 6, as the case may be, would be incapable of being satisfied by the date eight months after the date hereof (provided that the right to terminate this
                              --------
Agreement under this Section 11.1(a)(vi) shall not be available to any party who is itself in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, such that the conditions set forth in Sections 5 or 6, as the case may be, would be incapable of being satisfied by the date eight months after the date hereof; or

                    (vii) by the Company or Parent if at the Special Meeting at least 66-2/3% of the voting power of the Company shall not have been cast in favor of the Merger and the transactions contemplated by this Agreement.

          As used herein, "ALTERNATIVE TRANSACTION" means (i) any transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its Subsidiaries (a "THIRD PARTY") acquires or would acquire more than 15% of the outstanding shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its Subsidiaries by a merger, consolidation or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its Subsidiaries is the entity surviving any such merger or business combination), (iii) any reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries (other than the liquidation or dissolution of a wholly-owned subsidiary of the Company or any of its Subsidiaries) or (iv) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or business combination with any Subsidiaries having a fair market value equal to more than 15% of the fair market value of all the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

          11.2  Effect of Termination.
                ---------------------

                (a) Except as provided in Section 9.1, in the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, subject to the provisions of Section 11.2(b) or Section 11.2(d), and nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination.

                (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is terminated by (i) Parent pursuant to (A) Section 11.1(a)(iv), (B) Section 11.1(a)(v), or (C) Section 11.1(a)(vi) as a result of a material breach of a covenant or agreement by the Company, or
(ii) pursuant to Section 11.1(a)(vii), the Company shall pay to Parent, an amount equal to $2,500,000 plus all documented fees and expenses incurred by Parent in connection with or related to the authorization, preparation, regulation, execution and performance of this Agreement and the transactions contemplated hereby (including, without limitation, all fees and expenses of counsel, accountants, experts, consultants, banks and other financial institutions).

               (c) Any payment required to be made pursuant to Section 11.2(b) shall be made to Parent or its designee not later than two business days after delivery by Parent or its designee to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent or its designee in the notice of demand for payment delivered pursuant to this Section 11.2.

               (d) The indemnification provisions set forth in Section 9 and the remedies provided in this Section 11.2 are the sole and exclusive remedies available to Parent and Acquisition Sub hereunder or in connection with the Merger. Neither Section 9 nor this Section 11.2, however, affects or eliminates any statutory, contract or common law remedy the Company or the Selling Shareholders may have for misrepresentation, breach of warranty or breach of covenant by Parent or Acquisition Sub before or after the Closing or if the Closing does not occur. The amount of any damages recoverable by the Company or the Selling Shareholders pursuant to this Section 11.2(d) shall not exceed $3,000,000.

          11.3 AMENDMENTS, WAIVERS AND CONSENTS.  FOR THE PURPOSES OF THE
               --------------------------------
AGREEMENT AND ALL AGREEMENTS, DOCUMENTS, AND INSTRUMENTS EXECUTED PURSUANT HERETO, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN OR THEREIN, NO COURSE OF DEALING BETWEEN THE COMPANY, THE PARENT AND ACQUISITION SUB AND NO DELAY ON THE PART OF ANY PARTY HERETO IN EXERCISING ANY RIGHTS HEREUNDER OR THEREUNDER SHALL OPERATE AS A WAIVER OF THE RIGHTS HEREOF AND THEREOF. NO COVENANT OR OTHER PROVISION HEREOF OR THEREOF MAY BE WAIVED OTHERWISE THAN BY A WRITTEN INSTRUMENT SIGNED BY THE PARTY SO WAIVING SUCH COVENANT OR OTHER PROVISION.

          11.4 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE
               --------------------------------------
DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON.

          11.5 Section Headings. The descriptive headings in this Agreement have
               ----------------
been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

          11.6 Notices and Demands. Any notice or demand which, by any provision
               -------------------
of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, by express delivery providing receipt of delivery, or by facsimile, to the following addresses:

          If to Parent to:

          MJD Ventures, Inc.
          Morehead Place
          521 East Morehead Street
          Suite 250
          Charlotte, NC  28202
          Attention:  Eugene B. Johnson
          Telephone: (704) 344-8150
          Facsimile: (704) 344-8121

          With a copy to:

          Paul, Hastings, Janofsky & Walker LLP
          399 Park Avenue
          New York, NY  10022
          Attention:  Neil A. Torpey, Esq.
          Telephone: (212) 318-6000
          Facsimile: (212) 319-4090

          If to the Company to:

          Ellensburg Telephone Company
          305 North Ruby
          P.O. Box 308
          Ellensburg, WA 98926
          Attention: George F. Kachlein III
          Telephone: (509) 925-1425
          Facsimile: (509) 962-8540

          With a copy to:

          Bogle & Gates P.L.L.C.
          Two Union Square
          Suite 5100
          601 Union Street
          Seattle, WA 9810-2346
          Attention: Irwin L. Treiger, Esq.
          Telephone: (206) 682-5151
          Facsimile: (206) 621-2660

or at any other address designated by any party to this Agreement to each of the other parties in writing.

          11.7  Counterparts.  This Agreement may be executed simultaneously in
                ------------
any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

          11.8  Severability; Complete Agreement. Whenever possible, each
                --------------------------------
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited if or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement

          THIS AGREEMENT AND THE RELATED DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

          11.9  Expenses.
                --------

                (a) Unless otherwise provided for in this Agreement, each of the Parent, the Company and Acquisition Sub shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

                (b) Any expenses payable by the shareholders of the Company in connection with the transactions contemplated hereby with respect to periods immediately prior to or on the Effective Date shall be paid by the Surviving Corporation to the extent of accruals made therefor on the Pre-Closing Balance Sheet and, if such funds are insufficient, from the Escrow Fund upon request by the Shareholder Representative or demand by the Parent.

          11.10 Assignment.  This Agreement and all of the provisions hereof
                ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, either in whole or in part, without the prior written consent of the other parties hereto; provided that Parent may assign this

Agreement or any of the rights, interests or obligations hereunder to an affiliate without the prior written consent of the Company.

          11.11  Accounting Terms.  All accounting terms used herein which are
                 ----------------
not expressly defined in this Agreement shall have the meanings given to them in accordance with GAAP.

          11.12  Parties.  Nothing in this Agreement is intended to confer any
                 -------
rights or remedies under or by reason of this Agreement on any persons or entities other than the parties hereto and their respective successors and permitted assigns. Without limiting the foregoing, no third Person shall be a beneficiary of any provision of this Agreement.

          11.13  Liability of the Shareholder Representative.  The Shareholder
                 -------------------------------------------
Representative shall not be personally liable to Parent, Acquisition Sub or the Company, for or in respect of any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by the Shareholder Representative in connection with this Agreement, other than for any loss, claim, damage, liability or expense which shall be finally adjudicated to be the result of gross negligence or willful bad faith on the part of the Shareholder Representative.

          11.14  JURY WAIVER.  EACH OF THE PARENT, COMPANY, AND ACQUISITION SUB
                 -----------
HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, OR COUNTERCLAIM ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

          11.15  Schedules.  The Parties hereto acknowledge and agree that the
                 ---------
restatement or partial restatement in the schedules attached hereto of any representation, warranty or other portion of this Agreement shall not in any way be deemed to limit or eliminate the requirement for full disclosure on the schedule relating to such representation, warranty or other portion of this Agreement.

          11.16  Dispute Resolution.  Any controversy or claim arising out of or
                 ------------------
relating to this Agreement not resolved by mutual agreement of Parent and the Company prior to the Closing or of Surviving Corporation and Shareholder Representative after the Closing, shall in the first instance be referred to mediation in Seattle, Washington under the presently effective Center for Public Resources

("CPR") Model Procedure for Mediation of Business Disputes. The party desiring mediation shall give written notice to the other party. Thereupon, the parties shall select a mediator from the CPR Panel of Neutrals within ten (10) days. If the parties cannot agree, they will at the end of such ten (10) day period request that CPR select a mediator within five (5) days. Upon the selection of a mediator, either by the parties or by CPR, the parties will within ten (10) days, commence mediation, and the mediator will attempt with the parties to resolve the dispute within an additional twenty (20) days. If any dispute submitted by the parties to mediation is not resolved through mediation within 60 days of the initiation of mediation, or if a party refuses to submit the dispute to mediation within 15 days of a request for mediation by the other party, the dispute shall, upon demand by either party, be finally settled by arbitration conducted expeditiously in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator selected from the CPR Panel of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S) 1-16, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be Seattle, Washington. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby waives any damages in excess of compensatory damages. The arbitrator shall be empowered to impose the costs (including, but not limited to, the fees of the arbitrator and the fees and expenses of counsel) upon the non-prevailing party or as the arbitrator may otherwise determine.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                   ELLENSBURG TELEPHONE COMPANY


                                   By:_______________________________
                                        George F. Kachlein III
                                        President and Chairman


                                   MJD VENTURES, INC.


                                   By:_______________________________
                                        Eugene B. Johnson
                                        Senior Vice-President


                                   ELLENSBURG ACQUISITION CORP.


                                   By:______________________________
                                        Eugene B. Johnson
                                        Senior Vice President


                                   FOR PURPOSES OF SECTION 9.4 ONLY:


                                   _________________________________
                                   George F. Kachlein III
                                   Shareholder Representative

                                   EXHIBIT A

                              ARTICLES OF MERGER

                                      OF

                         ELLENSBURG ACQUISITION CORP.

                                     INTO

                         ELLENSBURG TELEPHONE COMPANY

                       PURSUANT TO SECTION 23B.11.050 OF
                    THE WASHINGTON BUSINESS CORPORATION ACT

         ************************************************************

          THE UNDERSIGNED CORPORATION, organized and existing under and by virtue of the Washington business corporation act does hereby certify that:

          1. The name, state of incorporation and date of filing of the articles of incorporation of each of the constituent corporations of the merger are as follows:

                                                       Date
                                                  Articles Filed
                                   State of          with the
          Name                   Incorporation        State
          ----                   -------------        -----
Ellensburg                         Washington     _________, ____
Acquisition Corp.

Ellensburg Telephone               Washington     _________, ____
Company


          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by unanimous written consent of the respective Board of Directors of each of the aforesaid constituent corporations in accordance with the requirements of Section 23B.11.030 of the Washington business corporation act.

          3. The name of the surviving corporation of the merger is Ellensburg Telephone Company, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Washington business corporation act.

          4. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is attached hereto as Exhibit 1.

          5. The Agreement and Plan of Merger was duly approved by the shareholders of each of the constituent corporations in accordance with Section
11.030 of the Washington business corporation act.

          6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any Shareholder of any constituent corporation.

          IN WITNESS WHEREOF, the undersigned has subscribed this certificate on the date set forth below and hereby affirms that the statements contained herein are true and correct.


                                        ________________, 199_


                                             ELLENSBURG TELEPHONE
                                             COMPANY


                                             By:___________________________
                                             Name:  _______________________
                                             Title: _______________________


                                             ATTESTED TO:


                                             By:___________________________
                                             Name:  _______________________
                                             Title: _______________________

                                   EXHIBIT B

                               ESCROW AGREEMENT

                                   EXHIBIT C

                         LETTER RE: TELEPHONE BENEFITS

                               TABLE OF CONTENTS
                               -----------------

                                                                                                Page
                                                                                                ----
SECTION 1.   THE MERGER..........................................................................  1
        1.1  Surviving Corporation...............................................................  1
        1.2  Articles of Incorporation...........................................................  1
        1.3  Bylaws..............................................................................  2
        1.4  Directors...........................................................................  2
        1.5  Officers............................................................................  2
        1.6  Effective Date......................................................................  2
        1.7  Additional Actions..................................................................  2
        1.8  Conversion of Company Common Stock..................................................  3
        1.9  Conversion of Acquisition Sub Common Stock..........................................  3
        1.10 [Intentionally Omitted..............................................................  3
        1.11 Surrender of Shares.................................................................  4
        1.12 Escrow Fund.........................................................................  5
        1.13 Adjustments.........................................................................  5

SECTION 2.   REPRESENTATIONS AND WARRANTIES......................................................  9
        2.1  Organization and Corporate Power....................................................  9
        2.2  Authorization and No Contravention.................................................. 10
        2.3  Capitalization; Shareholders; Subsidiaries.......................................... 10
        2.4  Financial Statements................................................................ 11
        2.5  Business; Franchises and Regulations................................................ 12
        2.6  Tariffs; FCC Licenses............................................................... 13
        2.7  Rate Base........................................................................... 13
        2.8  Overbillings; Refunds............................................................... 14
        2.9  Capital Improvements Required by State
             Authorities......................................................................... 14
        2.10 Compliance with Law................................................................. 14
        2.11 Absence of Undisclosed Liabilities.................................................. 14
        2.12 Absence of Certain Developments..................................................... 15
        2.13 Title to Properties................................................................. 15
        2.14 Tax Matters......................................................................... 16
        2.15 Insurance........................................................................... 18
        2.16 Contracts and Commitments........................................................... 19
        2.17 Litigation.......................................................................... 19
        2.18 Environmental Matters............................................................... 20
        2.19 Investment Company.................................................................. 21
        2.20 Employee Benefit Programs........................................................... 21
        2.21 Brokers or Finders.................................................................. 24
        2.22 Corporate Records................................................................... 24
        2.23 Books of Account.................................................................... 25
        2.24 Certain Employment Matters.......................................................... 25
        2.25 Voting Agreements................................................................... 26
        2.26 No Material Misstatement or Omission................................................ 26
        2.27 1998 Budgets........................................................................ 27

                                                                                                Page
                                                                                                ----
SECTION 3.   REPRESENTATIONS AND WARRANTIES OF PARENT...........................................  27
        3.1  Organization and Corporate Power...................................................  27
        3.2  Authorization and No Contravention.................................................  27
        3.3  Brokers or Finders.................................................................  28

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF ACQUISITION
             SUB................................................................................  28
        4.1  Organization and Corporate Power...................................................  28
        4.2  Authorization and No Contravention.................................................  29
        4.3  Capitalization.....................................................................  29
        4.4  Brokers or Finders.................................................................  29

SECTION 5.   PARENT'S AND ACQUISITION SUB'S CONDITIONS OF
             MERGER.............................................................................  30
        5.1  Certificate........................................................................  30
        5.2  Delivery of Documents..............................................................  30
        5.3  Opinion of Company's Counsel.......................................................  31
        5.4  Opinion of Special WUTC Counsel....................................................  31
        5.5  Opinion of Special FCC Counsel.....................................................  31
        5.6  Compliance with Agreements.........................................................  31
        5.7  All Proceedings Satisfactory.......................................................  31
        5.8  Directors and Officers.............................................................  31
        5.9  Regulatory Matters.................................................................  32
        5.10 Litigation.........................................................................  32
        5.11 Adverse Changes....................................................................  32
        5.12 Dissenting Shareholders............................................................  33
        5.13 Special Meeting....................................................................  33
        5.15 Stock Certificates.................................................................  37

SECTION 6.   COMPANY'S CONDITIONS OF MERGER.....................................................  37
        6.1  Certificate........................................................................  37
        6.2  Compliance with Agreements.........................................................  37
        6.3  All Proceedings Satisfactory.......................................................  37
        6.4  Regulatory Matters.................................................................  38
        6.5  Litigation.........................................................................  38
        6.6  Delivery of Documents..............................................................  38
        6.7  Opinion of Parent's Counsel........................................................  39

SECTION 7.   COVENANTS..........................................................................  39
        7.1  Regular Course of Business.........................................................  39
        7.2  Amendments; Sales and Acquisitions.................................................  40
        7.3  Capital Changes....................................................................  40
        7.4  Dividends..........................................................................  41
        7.5  Capital Expenditures...............................................................  41
        7.6  Borrowing..........................................................................  41
        7.7  Property...........................................................................  41
        7.8  Other Commitments..................................................................  41

                                                                                                Page
                                                                                                ----
        7.9  Interim Financial Information....................................................... 41
        7.10 Consents and Authorizations......................................................... 41
        7.11 Access.............................................................................. 42
        7.12 Notice of Transfer.................................................................. 42
        7.13 Payment of Tax...................................................................... 42
        7.14 Agreement to Defend................................................................. 42
        7.15 1998 Budgets........................................................................ 43
        7.16 Further Assurances.................................................................. 43
        7.17 Consents............................................................................ 43
        7.18 No Solicitation or Negotiation...................................................... 43
        7.19 Public Announcements................................................................ 45
        7.20 Environmental Inspections........................................................... 46
        7.21 Regulatory Matters.................................................................. 46
        7.22 Indemnification and Insurance....................................................... 46
        7.23 Employees; Other Benefits........................................................... 47
        7.24 Payment of Regulatory Fees.......................................................... 47
        7.25 Shareholder Approval................................................................ 47
        7.26 Financing........................................................................... 48

SECTION 8.   CLOSING............................................................................. 48
        8.1  Time and Place...................................................................... 48

SECTION 9.   INDEMNIFICATION OF PARENT AND ACQUISITION SUB....................................... 49
        9.1  Survival............................................................................ 49
        9.2  Indemnification..................................................................... 49
        9.3  Notice of Claims.................................................................... 50
        9.4  Method of Indemnification........................................................... 50
        9.5  Defense of Third-Party Claims....................................................... 51

SECTION 10.  DEFINITIONS......................................................................... 52

SECTION 11.  GENERAL............................................................................. 56
       11.1  Termination......................................................................... 56
       11.2  Effect of Termination............................................................... 58
       11.3  AMENDMENTS, WAIVERS AND CONSENTS.................................................... 59
       11.4  GOVERNING LAW; CONSENT TO JURISDICTION.............................................. 59
       11.5  Section Headings.................................................................... 59
       11.6  Notices and Demands................................................................. 59
       11.7  Counterparts........................................................................ 60
       11.8  Severability; Complete Agreement.................................................... 60
       11.9  Expenses............................................................................ 61
       11.10 Assignment.......................................................................... 61
       11.11 Accounting Terms.................................................................... 61
       11.12 Parties............................................................................. 61
       11.13 Liability of the Shareholder Representative......................................... 62

                                                                                                Page
                                                                                                ----
       11.14 JURY WAIVER......................................................................... 62
       11.15 Schedules........................................................................... 62
       11.16 Dispute Resolution.................................................................. 62

                                     -iv-